UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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☒	Soliciting Material Pursuant to § 240.14a-12

ACCESS NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 5, 2018

Dear Valued Client:

We sincerely value your business and strive to meet and exceed your needs and expectations at every turn. In our quest to serve you most effectively, we recently announced our plan to merge with Union Bankshares Corporation. The executive leadership of Access views this all-stock transaction as an investment with Union to create Virginia’s Regional Bank designed to meet your needs more effectively.

If the two banks were combined today, they would have around $16.0 billion in assets, $11.9 billion in deposits and $11.4 billion in loans using the latest reported numbers. After we combine, Union will have 153 branches and more than 200 ATMs across Virginia and in select locations in North Carolina and Maryland. As a result you will find added convenience in more locations where you live, work and play. Furthermore, the bank will be able to better keep pace with new and improved products and services of increased sophistication and technology, but with the same high touch customer experience you’ve enjoyed with Access National Bank and our Middleburg Bank division.

While Union is expanding our network as Virginia’s Regional Bank, some things will never change like – our commitment to our clients, the communities we serve and a goal of best-in-class client experience.

The merger is scheduled to be completed in early 2019 and until then, Access and Union will operate the banks independently of one another. Once the Access National Bank and Middleburg Bank systems are converted to Union, expected in the second quarter of 2019, the branches will become part of the convenient Union network.

As various milestones are achieved, we’ll keep you informed on our website www.accessnationalbank.com, or at www.bankatunion.com. Please also see our Frequently Asked Questions document on our website; we will update this document as we have merger-related details. If you have any questions in the meantime, please feel free contact your relationship manager or myself at 703-871-2100.

Our mission is to make the merger transition seamless and positive for you as we add new capabilities and enhanced convenience. We look forward to serving your financial needs today and tomorrow. Thank you for banking with what is soon to be Virginia’s Regional Bank.

Respectfully,

Michael W. Clarke

Chief Executive Officer

Access National Bank

1800 Robert Fulton Dr., Reston, VA 20191 | 703.871.2100 | AccessNationalBank.com	Member FDIC.

Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Union Bankshares Corporation (“Union”) of Access National Corporation (“Access”). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed acquisition, Union will file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Union and Access and a prospectus of Union (the “Joint Proxy/Prospectus”), and each of Union and Access may file with the SEC other relevant documents concerning the proposed transaction. A definitive Joint Proxy/Prospectus will be sent to the shareholders of Union and Access. Investors and shareholders of Union and Access are urged to read carefully and in their entirety the Registration Statement and Joint Proxy/Prospectus when they become available and any other relevant documents filed with the SEC by Union and Access, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Investors and shareholders may obtain free copies of the Registration Statement and the Joint Proxy/Prospectus (when available) and other documents filed with the SEC by Union and Access through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, VA 20191. Attention: Sheila Linton (telephone: (703) 871-2100,) or by accessing Union’s website at www.bankatunion.com under “Investor Relations” or Access’s website at www.accessnationalbank.com under “Investor Relations.” The information on Union’s and Access’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Union, Access and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Union or Access in connection with the proposed transaction. Information about the directors and executive officers of Union and their ownership of Union common stock is set forth in the proxy statement for Union’s 2018 annual meeting of shareholders, which was filed with the SEC on March 21, 2018. Information about the directors and executive officers of Access and their ownership of Access common stock is set forth in the proxy statement for Access’s 2018 annual meeting of shareholders, which was filed with the SEC on April 12, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements as to the anticipated impact of the Union acquisition of Access, including future financial and operating results, ability to successfully integrate the combined businesses, the amount of cost savings, overall operational efficiencies and enhanced revenues as well as other statements regarding the acquisition. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union or Access or their management about future events. Although each of Union and Access believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union or Access will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results performance, or achievements may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, the businesses of Union and Access may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, expected revenue synergies and cost savings from the proposed acquisition may not be fully realized or realized within the expected time frame, revenues following the proposed acquisition may be lower than expected, customer and employee relationships and business operations may be disrupted by the proposed acquisition, the diversion of management time on acquisition-related issues, changes in Union’s share price before closing, risks relating to the potential dilutive effect of shares of Union common stock to be issued in the proposed transaction, the ability to obtain regulatory, shareholder or other approvals or other conditions to closing on a timely basis or at all, the ability to close the proposed acquisition on the expected timeframe, or at all, and that closing may be more difficult, time-consuming or costly than expected, the reaction to the proposed acquisition of the companies’ customers, employees and counterparties, and other risk factors, many of which are beyond the control of Union and Access. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Union’s Annual Report on Form 10-K for the year ended December 31, 2017, and Access’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “risk factors” sections of Union’s and Access’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this communication are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Union, Access or their respective businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made and neither Union nor Access undertakes any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.